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                                                                   Exhibit 3.166

                          CERTIFICATE OF INCORPORATION
                                       OF
                      EM-CODE REIMBURSEMENT SOLUTIONS, INC.
                    Pursuant to the provisions of Section 102
                      of the General Corporation Law of the
                                State of Delaware

      I, the undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware, do HEREBY CERTIFY as follows

      FIRST:   Name. The name of the corporation (the "Corporation") is:
               EM-CODE REIMBURSEMENT SOLUTIONS, INC.

      SECOND: Effective Date. The incorporation of the Corporation pursuant hereto shall be effective upon filing this Certificate of Incorporation with the Delaware Secretary of State.

      THIRD: Registered Agent. The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, in the city of Dover, Delaware 19901, county of Kent. The name of the registered agent at such address is National Registered Agents, Inc.

      FOURTH: Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

      FIFTH: Authorized Shares. The aggregate number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, par value $.01

      SIXTH: Incorporator. The name and mailing address of the sole incorporator of the Corporation are as follow:

               Paulette G. Lockwood
               1717 Main Street, Suite 5200
               Dallas, Texas 75201

      SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaws made by the Board of Directors. Election of Directors need not be by written ballot.

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      EIGHTH:  The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

      NINTH: No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorized corporate action further eliminating or limiting the personal liability of Directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of the provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                            [SIGNATURE ON NEXT PAGE]

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      IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring, certifying and acknowledging under penalties of perjury that the facts herein stated are true and that this Certificate of Incorporation is her act and deed, and accordingly has hereunto set her hand, this 16th day of October,1998.

                                                  /s/ Paulette G. Lockwood
                                                ------------------------------
                                              Paulette G. Lockwood, Incorporator

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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

      1. The name of the corporation (hereinafter called the "corporation") is EM-CODE REIMBURSEMENT SOLUTIONS, INC.

      2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

      3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

      4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on January 29, 2003

"/s/" Robyn E. Bakalar
-------------------------------------
Robyn E. Bakalar, Assistant Secretary

DE BC D-COA CERTIFICATE OF CHANGE 09/00 (#163)

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